Exhibit 99.1
Veritone Reports First Quarter 2026 Results, Reaffirms 2026 Guide of $130-$145 million in Revenue in Fiscal 2026

– Q1 Total Revenue of $20.3 million, including a 69% increase in Public Sector Revenue year over year –

– Annual Recurring Revenue (ARR) of $64.2 million, up 9.4% year over year –

– Veritone Data Refinery (VDR) exited Q1 2026 with Qualified Bookings and Near-Term Pipeline in excess of $68.0 million, an over 150% increase from the mid-2025 estimate and up 500% year over year –

– Additional leading hyperscalers now under contract for VDR, with the Q1 signings of Google and NVIDIA –

– Completed multi-year Strategic Agreement with Oracle to accelerate the deployment of enterprise and generative AI –

– Announced targeted 30% Operating Expense reduction initiative, reinforcing forecasted operating profitability as early as Q4 2026 –

IRVINE, Calif. -- May 12, 2026 -- Veritone, Inc. (NASDAQ: VERI) (“Veritone” or the “Company”), a leader in building enterprise AI solutions, today announced results for the first quarter ended March 31, 2026.
“During the first quarter, we accelerated the commercialization of Veritone Data Refinery, expanded public sector adoption, and further strengthened the foundation of our AI platform,” said Ryan Steelberg, President and Chief Executive Officer of Veritone. “With additional leading hyperscalers now under contract, supporting a large and growing VDR pipeline with future support and scale through the Oracle partnership, we believe Veritone is uniquely positioned to support next-generation AI training and enterprise AI deployment at scale. At the same time, we are taking proactive measures to streamline operations and reduce our cost structure through restructuring and AI initiatives, as early as the end of Q2 2026, which reinforce our forecasted operating profitability as early as Q4 2026.”
First Quarter 2026 Financial Highlights
•Revenue of $20.3 million, a decrease of $2.2 million, or 9.8%, compared to Q1 2025.
•Annual Recurring Revenue (ARR) of $64.2 million, an increase of $5.5 million, or 9.4%, compared to Q1 2025 with notable 50% growth in ARR from consumption-based customers.
•Software Products and Services revenues of $13.8 million, a decrease of $0.7 million, or 4.6%, year over year. Excluding Veritone Hire revenue, Software Products and Services remained flat.
•Managed Services revenue of $6.4 million, a decrease of $1.5 million, or 19.2%, year over year.
•GAAP gross profit of $12.4 million, a decrease of $1.3 million, or 9.4%, year over year; GAAP gross margin of 61.4% as compared to 61.1% in Q1 2025, largely driven by the higher mix of higher margin revenue.
•Non-GAAP gross profit of $13.7 million, a decrease of $0.9 million, or 6.3% year over year; non-GAAP gross margin of 67.7% as compared to 65.1% in Q1 2025.
•Operating loss of $19.4 million, a decrease of $2.2 million, or 10.2%, year over year.
•Net loss of $19.5 million, a decrease of $0.4 million, or 1.8%, year over year. Excluding a one-time gain of $3.7 million from the non-cash fair value assessment of an earnout in Q1 2025, net loss would have improved $4.1 million or over 20% as compared to Q1 2025.
•Non-GAAP net loss of $11.9 million, an increase of $0.8 million, or 6.8%, year-over-year principally driven by a decline in capitalized internally developed software.

About Our Total New Bookings and Sales Pipeline
Our total new bookings represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services). Our sales pipeline represents revenue we expect to receive based on the total fees payable during the full contract term for contracts that we believe have a high probability of closing in the next three to twelve months. We include in our sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and we do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of our customer. Many of our contracts require us to provide services over more than one year and may include professional fees required to enable our technology in certain environments we do not host or have direct control over. In some cases, our customers may have the ability to terminate our agreements on short notice and our pipeline does not consider the potential impact of any early termination. No assurance can be given that we will ultimately realize our full sales pipeline.

Unaudited	Three Months Ended
(in $000s)	March 31, 2026	March 31, 2025	Change
Revenue	$20,259	$22,463	(9.8)%
Operating loss	(19,423)	(21,634)	10.2%
Net loss	(19,508)	(19,875)	1.8%
GAAP gross profit	12,429	13,714	(9.4)%
Non-GAAP gross profit	13,709	14,629	(6.3)%
Non-GAAP net loss	(11,888)	(11,130)	(6.8)%

	Three Months Ended
Unaudited	March 31, 2026	March 31, 2025	Change
Total Software Products & Services Customers(1)	$2,897	$3,156	(8.2)%
Annual Recurring Revenue (SaaS) (in 000's)(2)	$47,423	$47,494	(0.1)%
Annual Recurring Revenue (Consumption) (in 000's)(3)	$16,797	$11,223	49.7%
Annual Recurring Revenue (in 000's)(4)	$64,220	$58,717	9.4%
Total New Bookings (in 000's)(5)	$15,988	$15,835	1.0%
Gross Revenue Retention(6)	> 90%	> 90%	—%

(1)“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 during the last month of the quarter and also excludes any customers categorized by us as trial or pilot status. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers is useful to investors because it more accurately reflects our total customers for our Software Products & Services.
(2)“Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring subscription-based SaaS revenue during the last month of the applicable quarter for all Total Software Products & Services customers. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because it provides annual recurring subscription-based SaaS revenues as compared to consumption-based revenues and the split between the two allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues, including VDR.
(3)“Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Annual Recurring Revenue provides a calculation of our trailing twelve months of consumption-based revenue from Total Software Products & Services Customers, which as noted above, excludes customers with insignificant revenue and customers on trial or pilot status. We believe the split between subscription-based SaaS revenue and consumption-based revenue allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues, including VDR.

(4)“Annual Recurring Revenue” represents the sum of “Annual Recurring Revenue (SaaS)” and “Annual Recurring Revenue (Consumption).” Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because it provides our revenue from Total Software Products & Services Customers, which as noted above, excludes customers with insignificant revenue and customers on trial or pilot status.
(5)“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).
(6)“Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the three months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

*    See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for these and additional Software Products & Services Supplemental Financial Information.
Business Highlights
•Announced a multi-year strategic agreement with Oracle to accelerate the deployment of enterprise AI and generative AI, establishing Oracle Cloud Infrastructure (OCI) as a cornerstone of Veritone’s next generation of AI solutions for the Commercial, Public Sector, and Veritone Data Refinery (VDR) markets.
•Launched Veritone Data Marketplace (VDM), accelerating the industry’s shift from scraped data to ethically sourced, multi-modal datasets and helping advance AI innovation while enabling rightsholders to be compensated for their contributions.
•Advanced public sector deployments with the Defense Logistics Agency, which is currently live with aiWARE, and through the Air Force’s intent to extend and expand aiWARE contracts and deployments.
•Announced multi-year content licensing agreement with The Washington Post to enable greater access to content from its extensive archive covering politics, culture, health, science, and interviews with prominent newsmakers.
•Broadbean by Veritone appointed lead contracting authority for the UK Department for Work and Pensions’ (DPW) Synergy cluster of four government departments to streamline recruitment and enhance talent acquisition efforts.
•Closed 224 enterprise software and licensing contracts including agreements with CNN, the Smithsonian, Geico, the President Barack Obama Foundation, Titleist, Tubi, Game Show Network, and Bauer Media.
•Closed 172 contracts from new and existing customers across federal, state, and local agencies, such as a major U.S. university, a top-5 Sheriff’s department, and several major U.S. city police agencies and state highway patrols, underscoring the critical nature of our AI offerings in the Public Sector and the strength of our customer relationships.
Financial Results for Three Months Ended March 31, 2026
Delivered first quarter revenue of $20.3 million, down $2.2 million from $22.5 million in the first quarter of 2025 driven by declines in Software Products & Services and Managed Services revenues. Software Products & Services revenue of $13.8 million decreased by $0.7 million, or 4.6%, year over year, principally due to a decline in revenue generated from our Talent Acquisition solutions. Commercial Enterprise Managed Services declined $1.5 million, or 19.2% year over year, principally driven by declines in representation services led by lower in influencer based advertising revenue as a result of the more challenging macro environment, along with a decrease in content licensing.
GAAP gross profit of $12.4 million decreased by $1.3 million from $13.7 million in the first quarter of 2025 driven by the decrease in revenue compared to the prior year period. GAAP gross margin of 61.4% increased 30 bps from 61.1% in the first quarter of 2025 as a result of year-over-year increases in higher gross margin revenue from consumption-based and one-time software revenue. Non-GAAP gross margin was 67.7% as compared to 65.1% in the first quarter of 2025, an increase of 254 bps driven by year-over-year increases in higher gross margin revenue from consumption-based and one-time software revenue.

Operating loss of $19.4 million improved by $2.2 million, or 10.2%, from a loss of $21.6 million in Q1 2025, principally driven by a decline in operating expenses and offset by lower gross profit. The decline in operating expenses was principally driven by lower general and administrative expenses, which improved year over year as a result of reductions in personnel, professional fees and debt related expenses year over year, offset by slightly higher sales and marketing and research and development expenses. Net loss of $19.5 million decreased from a net loss of $19.9 million for the first quarter of 2025 principally due to the $2.2 million improvement in operating loss and $2.2 million in less interest expense as the result of the retirement of the Company’s senior secured term loan in November 2025, offset by a one-time non-cash benefit of $3.7 million in Q1 2025 associated with a change in the estimated fair value of the earnout from the October 2024 divestiture of Veritone One. Non-GAAP net loss of $11.9 million increased by 6.8%, or $0.8 million, from a net loss of $11.1 million for the first quarter of 2025 primarily due to less capitalized internal software in Q1 2026 as compared to Q1 2025.
Total Software Product & Services Customers of 2,897 as of March 31, 2026 decreased compared to March 31, 2025. This decline was principally due to fewer consumption-based customers across our Talent Acquisition solutions. Annual Recurring Revenue of $64.2 million increased year over year, driven by increases in consumption-based spending.
Business Outlook
Full Year 2026

Veritone reaffirms its financial outlook for fiscal year 2026:
•Revenue is expected to be in the range of $130 million to $145 million, as compared to $92.6 million for fiscal 2025, a 48% implied annual increase at the midpoint.
•Non-GAAP net loss is expected to be in the range of $13.5 million to $22.5 million, as compared to non-GAAP net loss of $40.8 million for fiscal 2025, a 56% implied annual decrease at the midpoint.
Conference Call
Veritone will hold a conference call on May 12, 2026, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its first quarter results, provide an update on the business and conduct a question-and-answer session. To participate, please join the conference call or live audio webcast links or use the following dial-in numbers and ask to be connected to the Veritone earnings conference call. To avoid any delays, please join at least fifteen minutes prior to the start of the call.
•Conference Call
•Live Audio Webcast
•Domestic Call Number: (844) 750-4897
•International Call Number: (412) 317-5293
A replay of the conference call can be accessed one hour after the end of the conference call through May 19, 2026. The full webcast replay will be available through May 12, 2027. To access the earnings webcast replay please visit the Veritone Investor Relations website.
•Domestic Replay Number: (855) 669-9658
•International Replay Number: (412) 317-0088
•Replay Access Code: 7643312
About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP net income (loss) and Non-GAAP gross profit. The Company also provides key performance indicators (KPI), including annual recurring revenue (ARR), total new bookings, sales pipeline and gross revenue retention.

Non-GAAP net income (loss) is the Company’s net income (loss), adjusted to exclude interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, severance and executive transition costs, and lender consent fees. Non-GAAP gross profit is the Company’s gross profit excluding depreciation and amortization related to cost of revenue. Non-GAAP gross margin is defined as non-GAAP gross profit divided by revenue.

Reconciliations of each of these non-GAAP financial measures to the most closely comparable GAAP financial measure, including a breakdown of the excluded items noted above are included following the financial statements attached to this news release. These non-GAAP financial measures are not calculated and presented in accordance with GAAP and should not be considered as an alternative to net income (loss), operating income (loss), gross profit, gross margin or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.

The Company has provided these non-GAAP financial measures and KPI because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting, budgeting and measuring annual bonus compensation targets for executive personnel, including the Company’s named executive officers. Non-GAAP net income (loss) provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of items that are often unrelated to overall operating performance. Non-GAAP gross profit and non-GAAP gross margin allow investors and the Company’s management team to analyze the Company’s operating performance by excluding expenses that are not directly related to the cost of providing goods and services. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.
About Veritone
Veritone (NASDAQ: VERI) is a leader in enterprise artificial intelligence (AI) software and solutions that transform unstructured data into actionable intelligence and dynamic workflows. By empowering organizations in both the commercial and public sectors, Veritone enables users to increase operational efficiency, accelerate decision-making, and drive profitability. The company’s proprietary AI operating system, aiWARE™, orchestrates a diverse ecosystem of machine learning models and intelligent applications to process and tokenize data—including video, audio, and images—powering sophisticated automation and measurable business outcomes. Committed to the development of ethical AI, Veritone blends human expertise with cutting-edge technology to help customers navigate a complex digital landscape while helping to protect intellectual property and enabling sustainable business growth. For more information, visit Veritone.com.

Safe Harbor Statement
This news release contains forward-looking statements, including without limitation, statements regarding expected total revenue and non-GAAP net loss for the full year 2026, the expected achievement and timing of operating expense reductions and operating profitability, the expected growth of Veritone Data Refinery, value of and demand for our public sector offerings, expectations that the Air Force will extend and expand aiWARE contracts and deployments, the expected adoption and benefits of Veritone Data Marketplace, customer acquisition, expected trends in customer demand and the strength of our customer relationships, customer transaction pipelines and the estimated values thereof, and the expected benefits of strategic partnerships. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: our ability to continue as a going concern, including our ability to repay our 1.75% convertible senior notes due in November 2026 prior to their scheduled maturity; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, and repay or refinance our Convertible Notes prior to their scheduled maturity and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue, and the corresponding risk of declines in key customers’ usage of our products and other offerings; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; our expectations with respect to the future performance of our products, such as the Intelligent Digital Evidence Management System and Veritone Data Refinery, including as drivers of future growth; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions or performance problems with our technology and infrastructure, or that of third parties with whom we work; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including lingering economic disruption caused by international conflicts, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs, trade tensions, and global trade disputes, and the threat of recession in the United States and around the world on our business and our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.
Company:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com
Investor Relations:
Cate Goldsmith
Prosek Partners
914-815-7678
cgoldsmith@prosek.com
Source: Veritone, Inc.

Veritone, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$15,087	$27,426
Accounts receivable, net	26,717	36,768
Prepaid expenses and other current assets	8,650	9,720
Total current assets	50,454	73,914
Property, equipment, and improvements, net	9,140	9,582
Intangible assets, net	34,063	38,639
Goodwill	53,975	54,256
Restricted cash	284	289
Other assets	7,283	5,600
Total assets	$155,199	$182,280
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,950	$16,487
Deferred revenue	13,193	12,290
Convertible Notes, current portion	45,392	45,317
Accrued purchase compensation, current portion	—	1,500
Accrued expenses and other current liabilities	24,729	28,186
Total current liabilities	96,264	103,780
Other non-current liabilities	9,936	10,376
Total liabilities	106,200	114,156
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock	94	93
Additional paid-in capital	646,712	645,962
Accumulated other comprehensive income	713	1,081
Accumulated deficit	(598,520)	(579,012)
Total stockholders’ equity	48,999	68,124
Total liabilities and stockholders’ equity	$155,199	$182,280

Veritone, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$20,259	$22,463
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	6,550	7,834
Sales and marketing	10,653	10,105
Research and development	5,753	5,206
General and administrative	10,948	14,004
Depreciation and amortization	5,778	6,948
Total operating expenses	39,682	44,097
Operating loss	(19,423)	(21,634)
Interest expense, net	178	2,628
Other expense (income), net	520	(4,061)
Loss from operations before income taxes	(20,121)	(20,201)
Income tax benefit	(613)	(326)
Net loss	$(19,508)	$(19,875)
Earnings (Loss) per share:
Loss per share, basic and diluted	$(0.21)	$(0.41)
Weighted-average common shares outstanding used in computing loss per share, basic and diluted	92,899,169	48,343,476
Comprehensive loss:
Net loss	$(19,508)	$(19,875)
Foreign currency translation adjustment, net of income taxes	(368)	(420)
Total comprehensive loss	$(19,876)	$(20,295)

Veritone, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:
Net loss	$(19,508)	$(19,875)
Adjustments to reconcile net loss from cash used in operating activities
Depreciation and amortization	5,778	6,948
Stock-based compensation	1,191	1,743
Non-cash interest expense	75	1,204
Deferred income taxes	541	(547)
Provision for credit losses	67	420
Non-cash barter revenue	(849)	—
Reduction in carrying amount of operating lease right-of-use assets	80	204
Change in fair value of earnout receivable	—	(3,654)
Changes in operating assets and liabilities:
Accounts receivable	9,984	(2,247)
Prepaid expenses and other current assets	1,695	(887)
Other assets	(1,332)	(3)
Accounts payable	(3,974)	2,144
Deferred revenue	691	1,407
Accrued expenses and other current liabilities	(5,933)	(3,777)
Other non-current liabilities	—	(124)
Net cash used in operating activities	(11,494)	(17,044)
Cash flows from investing activities:
Capital expenditures	(534)	(1,353)
Net cash used in investing activities	(534)	(1,353)
Cash flows from financing activities:
Repayment of senior secured term loan	—	(1,938)
Proceeds from issuance of stock and pre-funded warrants under registered direct offerings and at-the-market offering, net of offering costs	—	19,944
Proceeds from issuance of stock under employee stock plans, net	162	140
Taxes paid related to net share settlement of equity awards	(652)	(285)
Other	4	—
Net cash (used in) provided by financing activities	(486)	17,861
Effect of exchange rates on cash, cash equivalents, and restricted cash	170	(413)
Net change in cash, cash equivalents, and restricted cash	(12,344)	(949)
Cash, cash equivalents, and restricted cash, beginning of period	27,715	17,318
Cash, cash equivalents, and restricted cash included at the end of the period	$15,371	$16,369

Veritone, Inc.
Revenue Detail (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Software Products & Services	$13,815	$14,483

Managed Services:
Representation Services	1,976	2,771
Licensing	4,468	5,209
Total Managed Services	6,444	7,980

Total revenue	$20,259	$22,463

Veritone, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net loss	$(19,508)	$(19,875)
Interest expense, net	178	2,628
Income taxes	(613)	(326)
Depreciation and amortization	5,778	6,948
Stock-based compensation	1,191	1,743
Change in fair value of earnout receivable	—	(3,654)
Contingent purchase compensation expense	—	75
Foreign currency impact and other	639	(416)
Acquisition and due diligence costs	85	268
Severance and executive transition costs	362	465
Other items (1)	—	1,014
Non-GAAP net loss	$(11,888)	$(11,130)
(1) Other items represent other expenses that are not indicative of our ongoing operations, which, for the three months ended March 31, 2025, comprised of fees paid to the lenders in connection with the limited consent to the Company’s Credit Agreement.

Veritone, Inc.
Reconciliation of Expected GAAP Net Loss Range to Expected Non-GAAP Net Loss Range (unaudited)
(in millions)

Year Ending
December 31, 2026
Net loss	$(43.3) to $(53.8)
Interest expense, net	$0.8
Depreciation and amortization	$21.5 to $22.5
Stock-based compensation	$6.0 to $6.5
Acquisition and due diligence costs	$1.5
Non-GAAP net loss	$(13.5) to $(22.5)

Veritone, Inc.
Supplemental Financial Information (unaudited)
We are providing the following unaudited supplemental financial information as a lookback of prior quarters to explain our recent historical performance.

	Quarter Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Total Software Products & Services Customers(1)	3,156	3,066	3,021	2,978	2,897
Annual Recurring Revenue (SaaS) (in 000's)(2)	$47,494	$50,910	$50,010	$46,499	$47,423
Annual Recurring Revenue (Consumption) (in 000's)(3)	$11,223	$10,957	$13,930	$16,207	$16,797
Annual Recurring Revenue (in 000's)(4)	$58,717	$61,867	$63,940	$62,706	$64,220
Total New Bookings (in 000's)(5)	$15,835	$14,965	$19,042	$16,654	$15,988
Gross Revenue Retention(6)	> 90%	> 90%	> 90%	> 90%	> 90%

(1)“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 during the last month of the quarter and also excludes any customers categorized by us as trial or pilot status. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers is useful to investors because it more accurately reflects our total customers for our Software Products & Services.
(2)“Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring subscription-based SaaS revenue during the last month of the applicable quarter for all Total Software Products & Services customers. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because it provides annual recurring subscription-based SaaS revenues as compared to consumption-based revenues and the split between the two allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues, including VDR.
(3)“Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Annual Recurring Revenue provides a calculation of our trailing twelve months of consumption-based revenue from Total Software Products & Services Customers, which as noted above, excludes customers with insignificant revenue and customers on trial or pilot status. We believe the split between subscription-based SaaS revenue and consumption-based revenue allows us to delineate between predictable recurring SaaS revenues and more volatile consumption-based revenues, including VDR.
(4)“Annual Recurring Revenue” represents the sum of “Annual Recurring Revenue (SaaS)” and “Annual Recurring Revenue (Consumption).” Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because it provides our revenue from Total Software Products & Services Customers, which as noted above, excludes customers with insignificant revenue and customers on trial or pilot status.
(5)“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services).
(6)“Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the three months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn.

Veritone, Inc.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (unaudited)
(in thousands)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$20,259	$22,463
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	6,550	7,834
Depreciation and amortization related to cost of revenue	1,280	915
GAAP gross profit	12,429	13,714
Depreciation and amortization related to cost of revenue	1,280	915
Non-GAAP gross profit	$13,709	$14,629
GAAP gross margin	61.4%	61.1%
Non-GAAP gross margin	67.7%	65.1%